Taubman Centers, Inc.
200 East Long Lake Road
Bloomfield Hills, MI 48304
(248) 258-6800

CONTACT:	Barbara K. Baker
Vice President, Investor Relations
(248) 258-7367
www.taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN ISSUES 2007 GUIDANCE
2006 FFO Anticipated at the Upper End of Current Guidance

BLOOMFIELD HILLS, Mich., December 20, 2006 - - Today, Taubman Centers (NYSE: TCO) introduced Funds from Operations (FFO) and Net Income guidance for 2007 and anticipates that 2006 FFO will be at the upper end of its previously announced range.
For 2007, the company anticipates FFO per diluted share will be in the range of $2.73 to $2.78. This represents a growth rate of approximately 7 percent from the previously announced range of 2006 Adjusted FFO per share (excluding equity and financing-related charges) and approximately 11 percent from the previously announced range of 2006 FFO per share. Assumptions for the company’s 2007 guidance include:
•	Core Net Operating Income (NOI) growth of 3.5 to 4.0 percent. (Core NOI growth includes the impact of lease cancellation income.)
•	Continued occupancy growth throughout 2007; with more modest increases in the first half than in the second half of the year;
•	Rent per square foot growth in the range of 2.5 percent;
•	Lease cancellation income in the range of $6 to $7 million;
•	Land sale gains in the range of $3 to $4 million;
•	Net management, leasing and development revenue of $5 to $6 million; and
•	Total expense for U.S. and Asia predevelopment activities in the range of $10 to $11 million.

The company anticipates its 2007 Net Income allocable to common shareholders to be in the range of $0.67 to $0.86 per common share. A reconciliation of FFO per share to Net Income allocable to common shareholders per share is provided.
“2007 is shaping up to be a terrific year for Taubman Centers,” said Robert S. Taubman, chairman, president and chief executive officer. “We are expecting continued strong internal growth and will also benefit from the opening of The Mall at Partridge Creek (Clinton Township, Mich.) and the expansions of Twelve Oaks Mall (Novi, Mich.) and Stamford Town Center (Stamford, Conn.).“

2006 Guidance Confirmed
The company is maintaining its 2006 Adjusted FFO guidance in the range of $2.55 to $2.60 per share that was issued along with its third quarter results. Adjusted FFO excludes $0.09 per share of equity and financing-related charges. Including these charges, 2006 FFO per diluted share is expected to be in the range of $2.46 to $2.51. The company currently expects its 2006 results to be at the upper end of these ranges.
Net Income allocable to common shareholders for the year is expected to be in the range of $0.31 to $0.43 per share. A reconciliation of each of FFO per share and Adjusted FFO per share to Net Income allocable to common shareholders per share is provided.
Taubman Centers, Inc. (NYSE: TCO), a real estate investment trust, currently owns and/or manages 23 urban and suburban regional and super regional shopping centers in 11 states with an industry-leading sales productivity averaging over $500 per square foot. In addition, The Mall at Partridge Creek (Clinton Township, Mich.) is under construction and scheduled to open in October 2007. Taubman Centers is headquartered in Bloomfield Hills, Mich.

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 as amended. These statements reflect management's current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to changes in general economic and real estate conditions, changes in the interest rate environment and availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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TAUBMAN CENTERS, INC.
2007 Earnings Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended
	December 31, 2007

Guidance for Funds from Operations
per common share	2.73	2.78

Real estate depreciation - TRG	(1.68)	(1.61)

Depreciation of TCO's additional basis in TRG	(0.13)	(0.13)

Distributions in excess of earnings allocable
to minority interest	(0.25)	(0.18)

Guidance for net income allocable
to common shareholders, per common share	0.67	0.86

2006 Earnings Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended		Equity and
	December 31, 2006 Before		Financing	Range for Year Ended
	Equity and Financing Costs		Costs (1)	December 31, 2006

Guidance for Funds from Operations
per common share	2.55	2.60	(0.09)	2.46	2.51

Real estate depreciation - TRG	(1.72)	(1.69)		(1.72)	(1.69)

Depreciation of TCO's additional basis in TRG	(0.13)	(0.13)		(0.13)	(0.13)

Distributions in excess of earnings allocable
to minority interest	(0.25)	(0.21)	(0.05)	(0.30)	(0.26)

Guidance for net income allocable to common shareholders, per common share	0.46	0.57	(0.15)	0.31	0.43

(1)
The Company recognized a charge of $2.1 million during the first quarter of 2006 in connection with the write-off of financing costs related to the pay-off of the loans on The Shops at Willow Bend. The Company also recognized charges of $4.7 million during the second quarter of 2006 in connection with the redemption of the Series A and Series I Preferred Stock, and a charge of $1.0 million during the third quarter of 2006 in connection with the write-off of financing costs related to the pay-off of the loan on Dolphin Mall when it became prepayable.

TAUBMAN CENTERS, INC.
Use of Non-GAAP Measures

The Company uses Net Operating Income (NOI) as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (rental income, excluding straightline adjustments of minimum rent, tenant recoveries, and other shopping center-related income) less maintenance, taxes, utilities, ground rent, and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest expense, depreciation and amortization, and gains from land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. FFO is primarily used by the Company in measuring performance and in formulating corporate goals and compensation.

The Company discloses 2006 Adjusted FFO due to the significance and infrequent nature of the equity and financing charges. Given the significance of the charges, the Company believes it is essential to a reader's understanding of the Company's results of operations to emphasize the impact on the Company's earnings measures.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use common definitions. None of these non-GAAP measures should be considered alternatives to net income as an indicator of the Company's operating performance, and they do not represent cash flows from operating, investing, or financing activities as defined by GAAP.